Exhibit 10.9

RACE STREET FUNDING LLC

as Company

and

FS INVESTMENT CORPORATION

as Collateral Manager

COLLATERAL MANAGEMENT AGREEMENT

Dated as of September 26, 2012

COLLATERAL MANAGEMENT AGREEMENT, dated as of September 26, 2012 (this “Agreement”), between RACE STREET FUNDING LLC, a Delaware limited liability company (the “Company”), and FS INVESTMENT CORPORATION, a Maryland corporation (in such capacity, the “Collateral Manager”).

WHEREAS, the Company desires to engage the Collateral Manager to provide the services described herein, and the Collateral Manager desires to provide such services; and

WHEREAS, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the TBMA/ISMA Amended and Restated Global Master Repurchase Agreement dated as of September 26, 2012, as amended from time to time (together with any agreements referred to therein, the “Global Master Repurchase Agreement”), between the Company and JPMorgan Chase Bank, N.A., London Branch, as counterparty (in such capacity, together with its successors in such capacity, the “Counterparty”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereto hereby agree as follows:

1. Management Services.

The Company hereby appoints FS Investment Corporation as Collateral Manager pursuant to the terms and conditions of this Agreement and with the authority to service, administer and exercise rights and remedies, on behalf of the Company, in respect of the Collateral Assets. FS Investment Corporation hereby accepts such appointment and agrees to perform the duties and responsibilities of the Collateral Manager pursuant to the terms hereof. The Collateral Manager will provide the Company with the following services (in accordance with and subject to the applicable requirements of, and the restrictions and limitations set forth in, the Global Master Repurchase Agreement and the Company’s amended and restated limited liability company agreement (the “LLC Agreement”)):

(a) determining the specific Collateral Assets or other assets to be purchased, otherwise acquired or sold by the Company;

(b) effecting the purchase, other acquisition and sale of Collateral Assets and all other assets of the Company;

(c) negotiating with Obligors as to proposed amendments and modifications (including, but not limited to, extensions or releases of collateral) of the documentation evidencing and governing the Collateral Assets;

(d) making determinations with respect to the Company’s exercise (including but not limited to any waiver, modification or variation) of any rights (including but not limited to voting rights and rights arising in connection with the bankruptcy or insolvency of an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Collateral Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor;

(e) determining compliance with the Adjusted Net Worth Test;

(f) determining whether any Collateral Asset is a Performing Common Equity, Preferred Stock, a Structured Finance Obligation, a Participation, a Finance Lease, a Uncovered Revolving or Delayed-Draw Asset, Non-Performing Common Equity, a Derivatives Transaction, debt or equity of affiliates of Counterparty and a Bank Loan;

(g) determining whether any payment will be made, and the amount thereof, pursuant to Section 6(o) of Annex I to the Global Master Repurchase Agreement;

(h) managing the Company’s investments within the parameters set forth in the Global Master Repurchase Agreement; and

(i) promptly providing the Counterparty and the Company in writing any notices required to be delivered under Section 6(c) of Annex I to the Global Master Repurchase Agreement to the extent the Collateral Manager has actual knowledge of the occurrence thereof.

The Company agrees for the benefit of the Collateral Manager and the Counterparty to follow the lawful instructions and directions of the Collateral Manager in connection with the Collateral Manager’s services hereunder.

The Collateral Manager shall use reasonable care in rendering its services hereunder, using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it manages for itself and for others in accordance with its existing practices and procedures which the Collateral Manager reasonably believes to be consistent with those followed by institutional managers of national standing relating to assets of the nature and character of Collateral Assets, except as expressly provided otherwise in this Agreement. The Collateral Manager shall comply with and perform all the duties and functions that have been specifically delegated to it under this Agreement. The Collateral Manager shall not be bound to follow any amendment to the Global Master Repurchase Agreement, however, until it has received a copy of the amendment from the Company or the Counterparty and, in addition, the Collateral Manager shall not be bound by any amendment to the Global Master Repurchase Agreement which adversely affects in any material respects the obligations of the Collateral Manager unless the Collateral Manager shall have consented thereto in writing. The Company agrees that it will not permit any amendment to the Global Master Repurchase Agreement that adversely affects the duties or liabilities of the Collateral Manager to become effective unless the Collateral Manager has been given prior written notice of such amendment and consented thereto in writing.

To the extent necessary or appropriate to perform all of the duties to be performed by it hereunder, the Collateral Manager shall have the power to negotiate, execute and deliver all necessary documents and instruments on behalf of the Company with respect to any Collateral Asset or other asset of the Company and with respect to the rights and obligations of the Company under the Global Master Repurchase Agreement.

The Collateral Manager shall have no obligation to perform any duties other than those specified herein.

2. Brokerage.

The Collateral Manager shall use reasonable efforts to obtain the best prices and execution for all orders placed with respect to the Collateral Assets, and other assets of the Company, considering all circumstances. Subject to the objective of obtaining best prices and execution, the Collateral Manager may take into consideration research and other brokerage services furnished to the Collateral Manager or its affiliates by brokers and dealers which are not affiliates of the Collateral Manager. Such services may be used by the Collateral Manager or its affiliates in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders of securities placed with respect to the Collateral Assets, and other assets of the Company, with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with accounts of the affiliates of the Collateral Manager, if in the Collateral Manager’s sole judgment such aggregation shall result in an overall economic benefit to the Company taking into consideration the selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per position basis.

The Company acknowledges that the determination of any such economic benefit by the Collateral Manager is subjective and represents the Collateral Manager’s evaluation at the time that the Company will be benefited by better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors. When any aggregate sales or purchase orders occur, the objective of the Collateral Manager (and any of its affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner.

Subject to the Collateral Manager’s execution obligations described herein, the Collateral Manager is hereby authorized to effect client cross-transactions where the Collateral Manager causes a transaction to be effected between the Company and another account advised by it or any of its affiliates; provided that, if and to the extent required by the Investment Advisers Act, such authorization is terminable at the Company’s option without penalty, effective upon receipt by the Collateral Manager of written notice from the Company. The terms and conditions of any transaction between the Company and the Collateral Manager pursuant to this Agreement shall be conducted and executed in accordance with applicable law and under terms and at a price that would be applicable in a materially identical transaction conducted on an arms-length basis. In addition, the Company hereby consents to, and authorizes the Collateral Manager to enter into, agency cross-transactions where it or any of its affiliates acts as broker for the Company and for the other party to the transaction, to the extent permitted under applicable law; provided that the Company shall have the right to revoke such consent at any time by written notice to the Collateral Manager.

3. The Representations and Warranties of the Company.

The Company represents and warrants to the Collateral Manager that:

(a) the Company has been duly organized and is validly existing under the laws of Delaware, has the full power and authority to own its assets and the obligations proposed to be owned by it and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement and the Global Master Repurchase Agreement would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Company;

(b) the Company has full power and authority to execute, deliver and perform this Agreement, the Global Master Repurchase Agreement and all obligations required hereunder and under the Global Master Repurchase Agreement, and the performance of all obligations imposed upon it hereunder and thereunder;

(c) this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d) no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Company of its duties hereunder, except such as have been duly made or obtained;

(e) neither the execution and delivery of this Agreement nor the fulfillment of the terms hereof conflicts with or results in a material breach or violation of any of the material terms or provisions of or constitutes a material default under (i) the Company’s certificate of formation, operating agreement or other constituent documents, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other material agreement, obligation, condition, covenant or instrument to which the Company is a party or is bound, (iii) any statute applicable to the Company or (iv) any law, decree, order, rule or regulation applicable to the Company of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Company or its properties, and which would have a material adverse effect upon the performance by the Company of its duties under this Agreement;

(f) neither the Company nor any of its affiliates are in violation of any U.S. federal or state securities law or regulation promulgated thereunder and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of the Company, threatened that would have a material adverse effect upon the performance by the Company of its duties under this Agreement;

(g) the Company has not engaged in any transaction that would result in the violation of, or require registration as an investment company under, the Investment Company Act;

(h) the Company is not required to register as an “investment company” under the Investment Company Act; and

(i) there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Company, threatened that, if determined adversely to the Company, would have a material adverse effect upon the performance by the Company of its duties under, or on the validity or enforceability of, this Agreement or the provisions of the Global Master Repurchase Agreement applicable to the Company thereunder.

4. Representations and Warranties of the Collateral Manager.

The Collateral Manager represents and warrants to the Company that:

(a) the Collateral Manager is duly organized and validly existing under the laws of Maryland and has the full power and authority to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where the conduct of its business requires, or the performance of its obligations under this Agreement and the provisions of the Global Master Repurchase Agreement applicable to the Collateral Manager would require, such qualification, except for failures to be so qualified, authorized or licensed which would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager, or on the ability of the Collateral Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the applicable provisions of the Global Master Repurchase Agreement;

(b) the Collateral Manager has full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and under the Global Master Repurchase Agreement;

(c) this Agreement has been duly authorized, executed and delivered by the Collateral Manager and constitutes a valid and binding agreement of the Collateral Manager, enforceable against it in accordance with its terms, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d) neither the Collateral Manager nor any of its affiliates is in violation of any federal or state securities law or regulation promulgated thereunder or any material listing requirements of any exchange on which it is listed and there is no charge, investigation, action, suit or proceeding before or by any court, exchange or regulatory agency pending or, to the best knowledge of the Collateral Manager, threatened, that in either case would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement;

(e) neither the execution and delivery of this Agreement, nor the performance of the terms hereof or the provisions of the Global Master Repurchase Agreement applicable to the Collateral Manager, conflicts with or results in a material breach or violation of any of the material terms or provisions of, or constitutes a material default under, (i) its articles of organization, bylaws or other constituent document, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other material agreement, obligation, condition, covenant or instrument to which the Collateral Manager is a party or is bound, (iii) any statute applicable to the Collateral Manager or (iv) any law, decree, order, rule or regulation applicable to the Collateral Manager of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Collateral Manager or its properties, and which would have, in the case of any of clauses (ii) through (iv) of this paragraph (e), a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement or the provisions of the Global Master Repurchase Agreement applicable to the Collateral Manager; and

(f) no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by it of its duties hereunder, except such as have been duly made or obtained.

5. Expenses.

The Collateral Manager shall pay all reasonable expenses and costs (including salaries, rent and other overhead) incurred by it in connection with its services under this Agreement; provided that the Collateral Manager shall not be liable for and the Company shall be responsible for the payment of (i) expenses and costs of legal advisers (including reasonable expenses and costs associated with the use of internal legal counsel of the Collateral Manager), consultants and other professionals retained by the Company or by the Collateral Manager, on behalf of the Company, in connection with the services provided by the Collateral Manager pursuant to this Agreement and the Global Master Repurchase Agreement, (ii) the reasonable cost of asset pricing and asset rating services, and accounting, programming and data entry services that are retained in connection with services of the Collateral Manager under this Agreement, (iii) travel expenses (airfare, meals, lodging and other transportation) incurred by the Collateral Manager as is reasonably necessary in connection with the selection of Collateral Assets and the negotiation, documentation, default or restructuring of any Collateral Asset, and (iv) any extraordinary costs and expenses incurred by the Collateral Manager in the performance of its obligations under this Agreement. To the extent that such expenses are incurred in connection with obligations that are also held by the Collateral Manager, the Collateral Manager shall allocate the expenses among the accounts in a fair and equitable manner. Any amounts payable pursuant to this Section 5 shall be reimbursed by the Company to the extent funds are available therefor.

6. Fees.

(a) The Company shall pay to the Collateral Manager, for services rendered and performance of its obligations under this Agreement fees which are payable in arrears on each Repurchase Date in an amount equal to 0.35% per annum of the aggregate par amount of all Collateral Assets measured as of each Repurchase Date (the “Management Fee”). The Management Fee will be calculated on the basis of a calendar year consisting of 360 days and the actual number of days elapsed.

(b) The Collateral Manager may, in its sole discretion, (i) waive all or any portion of the Management Fee or (ii) defer all or any portion of the Management Fee. Such deferred amounts will become payable on the next Repurchase Date in the same manner and priority as their original characterization would have required unless deferred again.

(c) If this Agreement is terminated pursuant to Section 11 hereof or otherwise, the Management Fee calculated as provided in Section 6(a) hereof shall be prorated for any partial periods between Repurchase Dates during which this Agreement was in effect and shall be due and payable, along with any deferred Management Fee, concurrently with such termination.

(d) The Management Fee will be payable from the Company’s assets. If on any Repurchase Date there are insufficient funds to pay the Management Fee then due in full, the amount not so paid shall be deferred without interest and shall be payable on the next Repurchase Date if any on which any funds are available therefor, as provided in the Global Master Repurchase Agreement.

7. Non-Exclusivity.

The services of the Collateral Manager to the Company are not to be deemed exclusive, and the Collateral Manager shall be free to render asset management or management services to other persons (including affiliates, other investment companies, and clients having objectives similar to those of the Company). It is understood and agreed that the officers and directors of the Collateral Manager may engage in any other business activity or render services to any other person or serve as partners, officers or directors of any other firm or corporation. Notwithstanding the foregoing, it is understood and agreed that the Collateral Manager will at no time render any services to, or in any way participate in the organization or operation of, any investment company or other entity if such actions would require the Company to register as an “investment company” under the Investment Company Act. Subject to Section 9 hereof, it is understood and agreed that information or advice received by the Collateral Manager and officers or directors of the Collateral Manager hereunder shall be used by such organization or such persons to the extent permitted by applicable law.

8. Conflicts of Interest.

The Collateral Manager may, subject to applicable legal requirements, direct the Company (i) to acquire (whether by purchase, contribution or otherwise) any Collateral Assets for the Company from the Collateral Manager or any of its affiliates as principal or (ii) to sell or distribute any Collateral Assets for the Company to the Collateral Manager or any of its affiliates as principal.

Notwithstanding the provisions of the preceding paragraph, various potential and actual conflicts of interest may arise from the overall investment activity of the Collateral Manager and its affiliates. The Collateral Manager, its affiliates and their respective clients may invest in obligations that would be appropriate for inclusion in the Company’s assets. Such investments may be different from those made on behalf of the Company. The Collateral Manager and its affiliates may have ongoing relationships with Obligors and may own equity or Collateral Assets issued by Obligors. The Collateral Manager and its affiliates and the clients of the Collateral Manager or its affiliates may invest in obligations that are senior to, or have interests different from or adverse to, the Collateral Assets of the Company. The Collateral Manager may serve as Collateral Manager for, invest in, or be affiliated with, other entities organized to issue collateralized Collateral Assets secured by loans, high-yield debt securities, or other Collateral Assets. The Collateral Manager may at certain times be simultaneously seeking to purchase or sell investments for other entities for which it serves as Collateral Manager, or for its clients and affiliates, and selecting such investments as Collateral Assets for the Company. Furthermore, the Collateral Manager and/or its affiliates may make an investment on their behalf or on behalf of any account that they manage or advise without offering the investment opportunity to the Company or making an investment on behalf of the Company.

The Company hereby acknowledges the various potential and actual conflicts of interest that may exist with respect to the Collateral Manager; provided that nothing in this Section 8 shall be construed as altering the duties of the Collateral Manager as set forth in this Agreement or the requirements of any law, rule, or regulation applicable to the Collateral Manager.

9. Records; Confidentiality.

The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Company, the Counterparty, and independent accountants appointed by the Company at a mutually agreed time during normal business hours and upon not less than three (3) Business Days’ prior notice.

At no time will the Collateral Manager make a public announcement concerning the Global Master Repurchase Agreement, the Collateral Manager’s role hereunder or any other aspect of the transactions contemplated by this Agreement and the Global Master Repurchase Agreement absent the written consent of the Company.

The Collateral Manager shall, and shall cause its affiliates to, keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (i) with the prior written consent of the Company, (ii) as required by law, regulation, court order or the rules or regulations of any self regulating organization, body or official having jurisdiction over the Collateral Manager, (iii) to its professional advisers, (iv) such information as shall have been publicly disclosed other than in violation of this Agreement, (v) the identification of the

Company as a client of the Collateral Manager, (vi) information related to the performance of the Collateral Manager, (vii) information furnished in connection with any successor collateral manager or assignee, or any agent that has been assigned duties in accordance with this Agreement, or (viii) such information that was or is obtained by the Collateral Manager on a non-confidential basis; provided that the Collateral Manager does not know or have reason to know, after due inquiry, of any breach by such source of any confidentiality obligations with respect thereto. For purposes of this Section 9, the Counterparty shall in no event be considered a “non-affiliated third party,” and the Collateral Manager may disclose any of the aforementioned information to the Counterparty insofar as such information relates to the Company’s performance of its obligations under the Global Master Repurchase Agreement.

10. Term.

This Agreement shall become effective on the date hereof and shall continue unless terminated as hereinafter provided.

11. Termination.

(a) This Agreement may be terminated, and the Collateral Manager may be removed, without payment to the Collateral Manager of any penalty, for cause upon prior written notice by the Company; provided that such notice may be waived by the Collateral Manager. For this purpose, “cause” will mean the occurrence of any of the following events or circumstances:

(i) the Collateral Manager’s breach, in any respect, of any provision of this Agreement and the Collateral Manager’s failure to cure such breach within 30 days of its becoming aware of, or receiving notice of, the occurrence of such breach;

(ii) the Collateral Manager’s willful breach of any provision of this Agreement;

(iii) the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement to be correct in any material respect when made, which failure (a) could reasonably be expected to have a material adverse effect on the Company and (b) is not corrected by the Collateral Manager within 30 days of its receipt of notice from the Company of such failure, unless, if such failure is not capable of being cured in 30 days but is curable within 60 days, the Collateral Manager has taken action that the Collateral Manager in good faith believes will remedy, and does in fact remedy, such failure within 60 days after notice of such failure being given to the Collateral Manager;

(iv) the Collateral Manager (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger), (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (4) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (5) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (6) is adjudicated as insolvent or bankrupt, or a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Collateral Manager, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its property, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(v) the occurrence of an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, or the Collateral Manager being indicted for a criminal offense materially related to its business of providing asset management services.

If any such event occurs, the Collateral Manager shall give prompt written notice thereof to the Company and the Counterparty promptly upon the Collateral Manager becoming aware of the occurrence of such event.

(b) The Collateral Manager shall have the right to terminate this Agreement only upon 90 days prior written notice to the Company and the Counterparty, and this Agreement shall terminate automatically in the event of its assignment by the Collateral Manager which is not made in accordance with Sections 13 and 17 of this Agreement.

(c) This Agreement shall be automatically terminated in the event that the Company determines in good faith that the Company or the Company’s asset portfolio has become required to be registered under the provisions of the Investment Company Act.

(d) Within 30 days of the resignation or removal of the Collateral Manager, the Company may appoint a successor Collateral Manager upon approval of the Counterparty.

12. Action Upon Termination.

(a) Upon the effective termination of this Agreement, the Collateral Manager shall as soon as practicable deliver to the Company all property and documents of the Company or otherwise relating to the Company’s assets then in the custody of the Collateral Manager.

Notwithstanding such termination, the Collateral Manager shall remain liable to the extent set forth herein (but subject to Section 13 hereof) for its acts or omissions hereunder arising prior to termination and for any expenses, losses, damages, liabilities, demands, charges and claims (including reasonable attorney’s fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 4 hereof or from any failure of the Collateral Manager to comply with the provisions of this Section 12.

(b) The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any suit, action or proceeding relating to this Agreement (each, a “Proceeding”) arising in connection with this Agreement or any of the Company’s assets (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any affiliate of the Collateral Manager) so long as the Collateral Manager shall have been offered reasonable security, indemnity or other provisions against the cost, expenses and liabilities that might be incurred in connection therewith and a reasonable per diem fee.

13. Liability of Collateral Manager; Delegation.

(a) The Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder. The Collateral Manager shall not be responsible for any action of the Company in declining to follow any advice, recommendation or direction of the Collateral Manager. The Collateral Manager shall have no liability to the Counterparty or other creditors of the Company, for any error of judgment, mistake of law, or for any loss arising out of any investment, or for any other act or omission in the performance of its obligations to the Company except for liability to which it would be subject by reason of willful misfeasance, bad faith, gross negligence in performance, or reckless disregard of its obligations hereunder. The Collateral Manager may delegate to an agent selected with reasonable care, which shall include any person that is party to a sub-advisory agreement with the Collateral Manager or any of its affiliates as of the date hereof, any or all duties (other than its asset selection or trade execution duties) assigned to the Collateral Manager hereunder; provided that no such delegation by the Collateral Manager of any of its duties hereunder shall relieve the Collateral Manager of any of its duties hereunder nor relieve the Collateral Manager of any liability with respect to the performance of such duties. For the avoidance of doubt, asset selection and trade execution duties shall include the services described in Section 1(a) hereof.

Notwithstanding the above and Section 17, the Collateral Manager shall, upon notice to the Counterparty, be permitted to assign any or all of its rights and delegate any or all of its obligations to an affiliate that (i) will professionally and competently perform duties similar to those imposed upon the Collateral Manager under this Agreement and (ii) is legally qualified and has the capacity to act as the Collateral Manager under this Agreement. The Collateral Manager shall not be liable for any consequential damages hereunder.

(b) The Company shall reimburse, indemnify and hold harmless the Collateral Manager, its directors, officers, agents and employees and any of its affiliates from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses), as are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation caused by, or arising out of or in connection with, any acts or omissions of the Collateral Manager, its directors, officers, stockholders, agents and employees made in good faith and in the performance of the Collateral Manager’s duties under this Agreement except to the extent resulting from such person’s bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder or thereunder. The Collateral Manager, its directors, officers, stockholders, agents and employees may consult with counsel and accountants with respect to the affairs of the Company and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is taken or made in good faith and is in accordance with the advice or opinion of such counsel or accountants. Notwithstanding anything contained herein to the contrary, the obligations of the Company under this Section 13(b) shall be payable from the Company’s assets and are subject to the availability of funds.

(c) The Collateral Manager shall reimburse, indemnify and hold harmless the Company, its members, manager, officers, agents and employees from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses), as are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect o any pending or threatened litigation caused by, or arising out of or in connection with, (i) any acts or omissions of the Collateral Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement and (ii) any breach of the representations and warranties made by the Investment Manger in Section 4 hereof.

14. Obligations of Collateral Manager.

Unless otherwise required by this Agreement or by applicable law, the Collateral Manager shall not intentionally take any action, which it knows or should know would (a) materially adversely affect the Company for purposes of United States federal or state law or any other law known to the Collateral Manager to be applicable to the Company, (b) require registration of the Company or the Company’s assets as an “investment company” under the Investment Company Act, (c) not be permitted under the Company’s operating agreement or certificate of formation (including, but not limited to, Section 9 of the Company’s operating agreement), (d) cause the Company to violate the terms of the Global Master Repurchase Agreement, or (e) subject the Company to federal, state or other income taxation; it being understood that in connection with the foregoing the Collateral Manager will not be required to make any independent investigation of any facts or laws not otherwise known to it in connection with its obligations under this Agreement or the conduct of its business generally. The Collateral Manager covenants that it shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement. Notwithstanding anything in this Agreement, the Collateral Manager shall not take any discretionary action that would reasonably be expected to cause an Event of Default under the Global Master Repurchase Agreement. The Collateral Manager covenants that it shall not fail to correct any known misunderstandings regarding the separate identity of the Company and shall not identify itself as a division or department of the Company.

15. No Partnership or Joint Venture.

The Company and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager’s relation to the Company shall be deemed to be that of an independent contractor.

16. Notices.

Any notice under this Agreement shall be in writing and sent by facsimile, confirmed by telephonic communication, or addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party it is agreed that the address of the Company and the address of the Collateral Manager for this purpose shall be:

Company:	Race Street Funding LLC
Cira Centre
2929 Arch Street, Suite 675
Philadelphia, Pennsylvania 19104
Attention: Gerald F. Stahlecker
Telephone: (215) 495-1169
Facsimile: (215) 222-4649
Electronic Mail: jerry.stahlecker@franklinsquare.com

Collateral Manager:	FS Investment Corporation
Cira Centre
2929 Arch Street, Suite 675
Philadelphia, Pennsylvania 19104
Attention: Gerald F. Stahlecker
Telephone: (215) 495-1169
Facsimile: (215) 222-4649
Electronic Mail: jerry.stahlecker@franklinsquare.com

17. Succession/Assignment.

This Agreement shall inure to the benefit of and be binding upon the successors to the parties hereto. No assignment of this Agreement by the Collateral Manager (including, without limitation, a change in control or management of the Collateral Manager which would be deemed an “assignment” under the Investment Advisers Act) shall be made without the consent of the Company and the Counterparty.

18. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles. With respect to any Proceeding, each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court

located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(b) THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO EACH SUCH PARTY AT THE ADDRESS SPECIFIED IN SECTION 16 HEREOF. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) No failure on the part of either party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(e) The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(f) In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

(g) This Agreement may not be amended or modified or any provision thereof waived except by an instrument in writing signed by the parties hereto.

(h) This Agreement contains the entire understanding and agreement between the parties and supersedes all other prior understandings and agreements, whether written or oral, between the parties concerning this subject matter. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(i) This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(j) Each representation and warranty made or deemed to be made herein or pursuant hereto, and each indemnity provided for hereby, shall survive the execution and delivery and any termination or assignment of this Agreement or resignation or removal of the Collateral Manager.

(k) The Company hereby acknowledges and accepts all actions that were taken by the Collateral Manager and/or recommended to the Company by the Collateral Manager prior to the Closing Date, including all actions and recommendations that were related to the anticipated purchase or receipt of assets by the Company that were otherwise consistent with the services to be provided by the Collateral Manager to the Company pursuant to Section 1 of this Agreement prior to the Closing Date, in each case, as if this Agreement had been in effect at the time that such actions were taken or such recommendations were made.

19. Non-Payment.

The Collateral Manager shall continue to serve as Collateral Manager under this Agreement notwithstanding that the Collateral Manager shall not have received amounts due to it under this Agreement because sufficient funds were not then available hereunder to pay such amounts.

20. No Recourse.

The Collateral Manager hereby acknowledges and agrees that the Company’s obligations hereunder will be solely the corporate obligations of the Company, and the Collateral Manager will not have any recourse to any of the directors, managers, officers, employees or holders of the membership interest of Company with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Recourse in respect of any obligations of the Company hereunder will be limited to the Company’s assets and, on the exhaustion thereof, all claims against the Company arising from this Agreement or any transactions contemplated hereby shall be extinguished. The provisions of this Section 20 shall survive the termination of this Agreement for any reason whatsoever.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this COLLATERAL MANAGEMENT AGREEMENT to be executed by their respective authorized representatives on the day and year first above written.

RACE STREET FUNDING LLC

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

FS INVESTMENT CORPORATION

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

[Signature Page to Race Street Collateral Management Agreement]